Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum engineers, we hereby consent to the inclusion of information included or incorporated by reference in this Registration Statement on Form S-3 of TXO Partners, L.P. We hereby further consent to the use in such Registration Statement and prospectus of information contained in our report setting forth the estimates of reserves and value of reserves and our report on reserves as of December 31, 2021, December 31, 2022, and December 31, 2023, of the underlying properties and interest owned by TXO Partners, L.P and our report on reserves as of March 31, 2024, of the underlying acquisition properties and interests owned by Eagle Mountain Energy Partners, LLC and Kaiser-Frances Oil Company.

We hereby further consent to the reference to this firm under the heading “Experts” in such Registration Statement.

Sincerely, /s/ W. Todd Brooker, P.E.
W. Todd Brooker, P.E. President Cawley, Gillespie & Associates, Inc.
Texas Registered Engineering Firm F-693
August 30, 2024